                                                                   EXHIBIT 99.10

LORAL CYBERSTAR UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited consolidated pro forma financial statements present the effects of the exchange offer (based on the approximately 91% of the aggregate principal amount outstanding of the Senior Notes and Senior Discount Notes that were exchanged for New Notes), the transfer of CyberStar's data services business to Dataco, the cancellation of the existing $79.7 million note payable to SpaceCom and the issuance of a new $29.7 million subordinated note payable to SpaceCom, as if such transactions occurred as of the beginning of the respective periods for the unaudited consolidated pro forma statements of operations and other data and as if such transactions occurred as of September 30, 2001 for the unaudited consolidated pro forma balance sheet. Under U.S. generally accepted accounting principles applicable to debt restructurings, we will record the New Notes for financial reporting purposes at a carrying value substantially in excess of their actual principal amount. In addition, we will recognize a gain on the exchange only to the extent that the historic carrying value reduced by the value of the warrants issued in the exchange exceeds the sum of the actual principal amount of the new notes and the amount of future interest payments on that amount. As a result, we will not record interest expense on the new notes, even though cash interest will be payable on them.

     The carrying value of the Senior Notes and Senior Discount Notes, plus accrued interest, at September 30, 2001 is $1,028 million. Based on the approximately 91% of the aggregate principal amount outstanding of the Senior Notes and Senior Discount Notes accepted for exchange in connection with the exchange offer, $933 million of this carrying value is attributable to the New Notes, which will be reduced by approximately $5 million (the estimated fair value of the warrants issued in the exchange) and by approximately $24 million (the estimated pre-tax gain on the exchange offer before expenses), calculated as described above, resulting in a carrying value for the New Notes of approximately $904 million. We will amortize the excess of the resulting carrying value over the actual $613 million principal amount of the New Notes over the life of the New Notes as a non-cash credit to interest expense. This credit will fully offset the $61.3 million of annual cash interest payable on the new notes, so that we will not record interest expense with respect to the New Notes in our statements of operations.

     The estimated after-tax gain on the exchange offer of approximately $13 million, net of expenses, is reflected in the unaudited consolidated pro forma balance sheet but has not been reflected in the unaudited consolidated pro forma statements of operations and other data.

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                             LORAL CYBERSTAR, INC.
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                  TRANSFER OF
                                                 DATA SERVICES               EXCHANGE OF
                                                    BUSINESS                 SENIOR NOTES
                                                   PRO FORMA                  PRO FORMA       PRO FORMA
                                   AS REPORTED   ADJUSTMENTS(1)   SUBTOTAL   ADJUSTMENTS    AS ADJUSTED(2)
                                   -----------   --------------   --------   ------------   --------------
Revenues.........................   $146,148        $(48,767)(3)  $ 97,381     $    --         $ 97,381
Operating expenses:
  Direct.........................     41,375         (30,027)       11,348          --           11,348
  Sales and marketing............     15,443         (11,968)        3,475          --            3,475
  Engineering and technical
     services....................      9,202          (9,202)           --          --               --
  General and administrative.....     15,079         (11,936)        3,143          --            3,143
  Depreciation and
     amortization................     82,737         (15,716)       67,021          --           67,021
                                    --------        --------      --------     -------         --------
Total operating expenses.........    163,836         (78,849)       84,987          --           84,987
                                    --------        --------      --------     -------         --------
(Loss) income from operations....    (17,688)         30,082        12,394          --           12,394
  Interest income................        945            (832)          113          --              113
  Interest expense...............    (75,121)          2,547(4)    (72,574)     61,394(5)       (11,180)
  Other income...................        294              (7)          287          --              287
                                    --------        --------      --------     -------         --------
(Loss) income before income
  taxes..........................    (91,570)         31,790       (59,780)     61,394            1,614
Income tax expense...............       (779)            779(6)         --      (4,636)(7)       (4,636)
                                    --------        --------      --------     -------         --------
Net (loss) income................   $(92,349)       $ 32,569      $(59,780)    $56,758         $ (3,022)
                                    ========        ========      ========     =======         ========
OTHER DATA:
  Deficiency of earnings to cover
     fixed charges...............   $(91,570)             --            --          --         $(44,339)

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

                             LORAL CYBERSTAR, INC.
            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                    TRANSFER OF                    EXCHANGE OF
                                               DATA SERVICES BUSINESS              SENIOR NOTES
                                                     PRO FORMA                      PRO FORMA       PRO FORMA
                                 AS REPORTED       ADJUSTMENTS(1)       SUBTOTAL   ADJUSTMENTS    AS ADJUSTED(2)
                                 -----------   ----------------------   --------   ------------   --------------
Revenues.......................   $ 187,190          $ (77,807)(3)      $109,383     $    --         $109,383
Operating expenses:
  Direct.......................      64,887            (46,634)           18,253          --           18,253
  Sales and marketing..........      25,824            (18,835)            6,989          --            6,989
  Engineering and technical
     services..................      10,894            (10,894)               --          --               --
  General and administrative...      21,344            (19,118)            2,226          --            2,226
  Depreciation and
     amortization..............     107,733            (17,757)           89,976          --           89,976
                                  ---------          ---------          --------     -------         --------
Total operating expenses.......     230,682           (113,238)          117,444          --          117,444
                                  ---------          ---------          --------     -------         --------
Loss from operations...........     (43,492)            35,431            (8,061)         --           (8,061)
  Interest income..............       4,157             (1,401)            2,756          --            2,756
  Interest expense.............     (97,223)             4,071(4)        (93,152)     78,890(5)       (14,262)
  Other income.................         270                 15               285          --              285
                                  ---------          ---------          --------     -------         --------
Loss before income taxes.......    (136,288)            38,116           (98,172)     78,890          (19,282)
Income tax (expense) benefit...      (1,130)             1,130(6)             --    1,321(7)            1,321
                                  ---------          ---------          --------     -------         --------
Net loss.......................   $(137,418)         $  39,246          $(98,172)    $80,211         $(17,961)
                                  =========          =========          ========     =======         ========
OTHER DATA:
  Deficiency of earnings to
     cover fixed charges.......   $(136,288)                --                --          --         $(80,552)

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

                             LORAL CYBERSTAR, INC.
                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                TRANSFER OF
                                               DATA SERVICES                  EXCHANGE OF
                                                  BUSINESS                   SENIOR NOTES
                                                 PRO FORMA                     PRO FORMA       PRO FORMA
                                 AS REPORTED   ADJUSTMENTS(1)    SUBTOTAL     ADJUSTMENTS     AS ADJUSTED
                                 -----------   --------------   ----------   -------------   -------------
Current assets:
  Cash and cash equivalents....  $    6,745      $  (1,000)     $    5,745     $     --       $    5,745
  Accounts receivable, net.....      25,987        (10,262)         15,725           --           15,725
  Other current assets.........       6,727         (2,655)          4,072           --            4,072
  Due from Loral companies.....       8,945         (8,693)            252           --              252
                                 ----------      ---------      ----------     --------       ----------
Total current assets...........      48,404        (22,610)         25,794           --           25,794
Property and equipment, net....     638,664        (36,403)        602,261           --          602,261
Costs in excess of net assets
  acquired.....................     566,079             --         566,079           --          566,079
Deferred income taxes..........      40,966             --          40,966       (7,093)(8)       33,873
Other assets, net..............      26,470         (6,732)         19,738           --           19,738
                                 ----------      ---------      ----------     --------       ----------
Total assets...................  $1,320,583      $ (65,745)     $1,254,838     $ (7,093)      $1,247,745
                                 ==========      =========      ==========     ========       ==========
Current liabilities:
  Current portion of long-term
     debt......................  $    2,919      $     (47)     $    2,872     $     --       $    2,872
  Accounts payable.............       6,858         (3,256)          3,602        5,000            8,602
  Accrued and other current
     liabilities...............      13,131        (13,131)             --           --               --
  Customer deposits............       5,711         (4,892)            819           --              819
  Deferred revenue.............       6,375         (3,979)          2,396           --            2,396
  Interest payable.............      10,384             (1)         10,383       (9,425)             958
  Note payable to Loral
     SpaceCom..................      79,669        (79,669)             --           --               --
  Due to Loral companies.......          --             --              --           --               --
                                 ----------      ---------      ----------     --------       ----------
Total current liabilities......     125,047       (104,975)         20,072       (4,425)          15,647
Long-term debt(9)..............   1,026,134             --       1,026,134      (19,839)       1,006,295
Subordinated note payable to
  Loral SpaceCom...............          --         29,669          29,669           --           29,669
Deferred revenue...............       2,154             --           2,154           --            2,154
Customer deposits..............       4,588             --           4,588           --            4,588
Stockholders' equity:
  Common stock, $.01 par
     value.....................          --             --              --           --               --
  Capital in excess of par
     value.....................     588,197          7,935(10)     596,132        4,000          600,132
  Accumulated deficit..........    (423,911)            --        (423,911)      13,171         (410,740)
  Accumulated other
     comprehensive (loss)
     income....................      (1,626)         1,626              --           --               --
                                 ----------      ---------      ----------     --------       ----------
Total stockholders' equity.....     162,660          9,561         172,221       17,171          189,392
                                 ----------      ---------      ----------     --------       ----------
Total liabilities and
  stockholders' equity.........  $1,320,583      $ (65,745)     $1,254,838     $ (7,093)      $1,247,745
                                 ==========      =========      ==========     ========       ==========

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

NOTES TO LORAL CYBERSTAR UNAUDITED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

 (1) These pro forma adjustments result from the transfer of CyberStar's data services segment to Dataco in exchange for the cancellation of the $79.7 million intercompany note payable to SpaceCom and the issuance of a new $29.7 million subordinated note to SpaceCom, which bears interest at 10% per annum, in connection with the exchange offer. The adjustments primarily relate to removing the historical results of operations of the data services business and the related assets and liabilities as of and for the respective periods.

 (2) The pro forma financial statements do not include the anticipated $3 million to $4 million annual management fee, which is expected to be implemented following the exchange offer.

 (3) Includes an adjustment to include intercompany sales from CyberStar's fixed satellite services segment to CyberStar's data services segment of approximately $16 million and $26 million for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

 (4) Includes an adjustment to reduce interest expense for the cancellation of the existing intercompany note due to SpaceCom and the issuance of the new $29.7 million subordinated note to SpaceCom. The reduction was approximately $3 million and $4 million for the nine months ended September 30, 2001 and the year ended December 31, 2000, respectively.

 (5) Reflects an adjustment to reduce interest expense on approximately 91% of the existing Senior Notes and Senior Discount Notes to zero in connection with accounting for the exchange of such existing Senior Notes and Senior Discount Notes for the New Notes.

 (6) Amount determined in accordance with CyberStar's tax sharing agreement.

 (7) Represents income taxes at the statutory rate of 35% after adjusting for the non-deductible amortization of cost in excess of net assets acquired.

 (8) Represents the tax effect of the gain recognized for book purposes on the exchange. In addition, CyberStar has established a valuation allowance against its net deferred tax assets in the amount of $175 million and $199 million at December 31, 2000 and September 30, 2001, respectively. Upon completion of the exchange, CyberStar will reassess the need for this valuation allowance. Any change to the valuation allowance upon reassessment has not been reflected in the unaudited consolidated pro forma balance sheet.

 (9) Includes aggregate principal amount of the existing Senior Notes and Senior Discount Notes at maturity of $927 million as reported; and also includes the aggregate principal amount of the existing Senior Notes and Senior Discount Notes not exchanged in the exchange offer and New Notes issued in connection with the exchange offer equal to $698 million pro forma as adjusted.

(10) Represents the difference between the historical value of the net assets of the data services segment and the negotiated value of the net assets, in connection with transfer of the data services business, which has been presented as a capital contribution by Loral Space to CyberStar.

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